F45 Training Holdings Inc. [DE] (NYSE:FXLV)
Avalon House Holdings, Inc. [DE]
Malibu Crew Holdings, Inc. [DE]
FS8 Holdings, Inc. [DE]
US BRAND FUND OPERATIONS INC [DE]
Flyhalf Australia Holding Company Pty Ltd [AUS]
F45 Intermediate Holdco, LLC [DE]
50% of FAFC, LLC [DE]
Avalon House, Inc. [DE]
AVALON HOUSE PTY LTD [AUS] 648 626 000
Malibu Crew, Inc [DE]
MALIBU CREW PTY LTD [AUS] 648 626 975
FS8, Inc. [DE]
F45 US Brand Fund Inc. [DE]
Flyhalf Acquisition Company Pty Ltd [AUS] 632 252 110
F45 SPV Finance Company, LLC [DE]
F45 Aus Hold Co Pty Ltd [AUS] 620 135 426
F45 Holdings Pty Ltd [AUS] 616 570 506
F45 ROW Hold Co Pty Ltd [AUS] 620 135 480
FS8 PTY LTD [AUS] 646 184 125
SURF AND TURF HOLDINGS PTY. LIMITED [AUS] 612 337 541
F45 Training Pty Ltd [AUS] 162 731 900
VIVE ACTIVE BROOKVALE PTY LTD [AUS] 617 814 963
VIVE ACTIVE DOUBLE BAY PTY LTD [AUS] 628 294 075
VIVE ACTIVE NEUTRAL BAY PTY LTD [AUS] 645 784 078
F45 OPERATIONS (AUSTRALIA) PTY LTD [AUS] 633 677 808
F45 AUSTRALIA BRAND FUND PTY LTD [AUS] 664 382 209
F45 Studio Employment LLC [DE]
F45 U, LLC [DE]
F45 Training Incorporated [DE]
F45 Training Canada Limited [CAN]
F45 Training Asia Private Ltd. [SING]
Functional 45 Training Limited [IRE]
F45 Real Estate Operations, Inc. [DE]
F45 HQ Studio Inc. [DE]
FS8 HQ Studio Inc [DE]
F45 Training Operations Support, Inc. [DE]
85%
15%
75%
F45 India Private Limited [IND]
CLF High Street Limited [E&W]
Key
[AUS] – Formed in Australia
[DE] – Formed in Delaware
[E&W] – Formed in England & Wales
[IRE] – Formed in Ireland
[SING] – Formed in Singapore
[IND] – Formed in India
- to be dissolved